Exhibit A.1

Draft of 2/18-3/98

                    THIRD AMENDMENT AND WAIVER


     THIRD AMENDMENT AND WAIVER dated as of February 19, 1998 (this "Third Amendment") to the Credit Agreement dated as of February 11, 1992, as amended pursuant to a First Amendment dated as of April 30, 1993 and a Second Amendment dated as of May 12, 1995, among Bankers Trust Company, not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to the New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor, and the Connecticut Light and Power Company and Western Massachusetts Electric Company, as Beneficiaries, each of the financial institutions party thereto, and The First National Bank of Chicago, as agent for such financial institutions (as so amended and as it may have been otherwise supplemented or modified through the date hereof, the "Existing Credit Agreement").

                             RECITALS:

     A. The Lessees and the Trustee have requested that the Maturity Date be extended.

     B. The Banks are willing to agree to the requested extension provided that the Trustee and the Lessees agree to certain amendments to the Existing Credit Agreement.

     C. The Trustee and the Lessees are unable to obtain all required regulatory approvals for such an extension prior to the current Maturity Date.

     D. The Trustee and the Lessees have requested that the Banks temporarily waive any Event of Default which will otherwise occur on the current Maturity Date if the Trustee does not pay all of the Bank Notes and the Banks are willing to grant such a temporary waiver subject to the conditions set forth herein.

     Accordingly, the parties hereto hereby agree as follows:

      1. DEFINITIONS. Unless the context otherwise requires, all terms used herein which are defined in the Existing Credit Agreement shall have the meanings assigned to them therein.

      2. WAIVER. Upon the satisfaction on or before February 19, 1998 of the conditions precedent set forth in Section 5 of this Third Amendment, each of the Banks hereby waives through March 5, 1998 the Event of Default under Section 7.2.1 which will otherwise occur on February 19, 1998 if the Trustee does not pay in full the aggregate principal amount of the Bank Notes on February 19, 1998. The foregoing waiver expires at 12:00 (midnight) on March 5, 1998 and the continuing effectiveness thereof prior to such expiration is in all events conditioned upon (i) the Trustee's continuing agreement (as evidenced by its execution of this Third Amendment) that so long as the foregoing waiver is in effect it will not request any Advances under the Existing Credit Agreement, (ii) payment when due of all interest and fees payable under the Existing Credit Agreement, and (iii) the non-occurrence of any other Event of Default.

      3. AMENDMENTS TO EXISTING CREDIT AGREEMENT. Upon the satisfaction on or before March 6, 1998 of the conditions precedent set forth in Section 6 of this Third Amendment, the Existing Credit Agreement shall be amended as follows:

          (a) The definition of "Eurodollar Rate" set forth in Article I of the Existing Credit Agreement shall be amended by deleting the phrase "1/2% per annum" where it appears therein and inserting the phrase "1-5/8% per annum" in lieu thereof.

          (b) The definition of "Fixed CD Rate" set forth in Article I of the Existing Credit Agreement shall be amended by deleting the phrase "5/8% per annum" where it appears therein and inserting the phrase "1-3/4% per annum" in lieu thereof.

          (c) The definition of "Floating Rate" set forth in Article I of the Existing Credit Agreement shall be amended by deleting clause (b) thereof and inserting in lieu thereof the following new clause (b):

          "(b) the Corporate Base Rate plus 1/2% per annum"

          (d) The definition of "Maturity Date" set forth in Article I of the Existing Credit Agreement shall be amended by deleting it in its entirety and substituting in lieu thereof the following new definition:

          "'Maturity Date' means July 31, 1998."

          (e) Section 2.4.3 of the Existing Credit Agreement shall be amended by deleting the phrase ".135% per annum" where it appears therein and inserting the phrase ".50% per annum" in lieu thereof.

          (f) Sections 2.5.5 and 2.5.6 of the Existing Credit Agreement shall be amended by deleting them in their entirety and substituting in lieu thereof the following new Sections 2.5.5 and 2.5.6:

               "2.5.5.  MANDATORY REDUCTION OF THE AGGREGATE COMMITMENT.
          On each date on which the Trustee makes any payment of principal on any of the IT Notes or purchases or otherwise acquires any of the IT Notes, the Aggregate Commitment shall be automatically and permanently reduced by an amount equal to (i) the Aggregate Commitment in effect immediately prior to such payment, purchase or other acquisition, times (ii) a fraction, (A) the numerator of which equals the excess, if any, of (1) the aggregate principal amount of the IT Notes paid, purchased or otherwise acquired by the Trustee on such date, over (2) the aggregate principal amount of the IT Notes issued on such date, and (B) the denominator of which equals the aggregate principal amount of the IT Notes outstanding immediately prior to such payment, purchase or acquisition. Simultaneously with any such reduction in the Aggregate Commitment, the Commitment of each Bank shall be automatically and permanently reduced by such Bank's ratable portion (based on the ratio between such Bank's Commitment and the Aggregate Commitment) of such reduction.

               "2.5.6.  MANDATORY PRINCIPAL PAYMENTS.

               (a) If at any time (whether as a result of a reduction of the Aggregate Commitment pursuant to Section 2.5.5 or otherwise) the aggregate unpaid principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) exceeds the Aggregate Commitment minus the aggregate principal amount (before discount) of outstanding CP Notes (other than CP Notes for the payment of which moneys are on deposit in the Commercial Paper Account, except moneys which represent provisional credits still subject in any manner to charge-back or which are subject to any writ, judgment, warrant of attachment, execution or similar process), the Trustee shall immediately (i) make a prepayment of principal on the Advances in an amount equal to such excess, (ii) pay all interest accrued to the date of such prepayment on the amount prepaid, and (iii) pay all amounts, if any, due under Section 3.3 as a result of such prepayment.

               (b) In the event that the Lessees make any payment pursuant to Section 5(a) or 5(c) (other than Daily Lease Charges (as defined in Section 1 of the Lease Agreement)) or 12(b) of the Lease Agreement, the Trustee shall immediately pay such amount to the Collateral Agent for application to the Secured Obligations in the order of priority specified in Section 7.4 of the Security Agreement."

          (g) Section 6.1 of the Existing Credit Agreement shall be amended by adding thereto the following new Section 6.1.11 immediately after the existing Section 6.1.10:

               "6.1.11.  FIRST MORTGAGE BOND COLLATERAL.

               (a) On or before May 1, 1998 the Trustee shall (a) cause CL&P to secure its obligations under the Lease Agreement by issuing to the Trustee pursuant to documentation satisfactory in form and substance to the Collateral Agent and all of the Banks a single bond of a special series issued under CL&P's first mortgage bond indenture in a principal amount of not less than $72,900,000 for the purpose of securing $72,900,000 (plus Daily Lease Charges accruing with respect thereto) of CL&P's obligation to pay Stipulated Loss Value under the Lease Agreement, (b) cause WMECO to secure its obligations under the Lease Agreement by issuing to the Trustee pursuant to documentation satisfactory in form and substance to the Collateral Agent and all of the Banks a single bond of a special series issued under WMECO's first mortgage bond indenture in a principal amount of not less than $17,100,000 for the purpose of securing $17,100,000 (plus Daily Lease Charges accruing with respect thereto) of WMECO's obligation to pay Stipulated Loss Value under the Lease Agreement, (c) pursuant to such documentation as may be required by the Collateral Agent or any of the Banks (which amendment and such other documentation shall be satisfactory in form and substance to the Collateral Agent and all of the Banks), pledge such bonds and all of its rights with respect to such bonds to the Collateral Agent for the ratable benefit of the Secured Parties, (d) cause the Lessees to deliver to the Collateral Agent
          (x) such evidences of consents to the issuance of such bonds and the Trustee's pledge of such bonds to the Collateral Agent for the ratable benefit of the Secured Parties as may be required by the Collateral Agent or any Bank, (y) such evidences of corporate and regulatory authorization and approval by or with respect to the Lessees of such bonds and pledge (including, without limitation, certified copies of the resolutions of the Board of Directors of each of the Lessees authorizing such bonds and pledge and each authorization, license, permit, consent, order or approval of, or registration, declaration or filing with, the Securities and Exchange Commission, the Commonwealth of Massachusetts and the State of Connecticut and any applicable agency of either thereof) as may be required by the Collateral Agent or any Bank, and (z) such opinions of counsel to the Lessees and the Trustor with respect to the validity of such bonds and pledge and such consents and corporate and regulatory authorizations and approvals as may be required by the Collateral Agent or any Bank, and (e) deliver to the Collateral Agent (x) such evidences of the Trustee's authorization and approval of such pledge as may be required by the Collateral Agent or any Bank, and (y) such opinions of counsel to the Trustee with respect to the validity of such pledge and such authorizations as may be required by the Collateral Agent or any Bank. Each such bond shall (i) rank pari passu with all other first mortgage bonds of CL&P or WMECO, as the case may be, and be entitled to all of the benefits of the relevant first mortgage indenture,
          (ii) mature no later than February 19,1999, (iii) be for such principal amount and bear interest in such amounts and payable at such times as shall be sufficient to pay $72,900,000 (in the case of the CL&P bond) or $17,100,000 (in the case of the WMECO bond) of the obligations of the Lessees to pay Stipulated Loss Value under the Lease Agreement plus the Daily Lease Charges accruing with respect to such amounts, (iv) provide that 81% (in the case of the CL&P bond) or 19% (in the case of the WMECO bond) of the payments of principal or interest made by the Trustee under this Credit Agreement shall be deemed to satisfy the corresponding payment obligations under the applicable bond, (v) provide that upon any acceleration of the Bank Obligations such bond shall immediately become due and payable, and (vi) otherwise be in form and substance satisfactory to the Collateral Agent and its counsel.

               (b) If, after giving effect to any reduction or cancellation of the Aggregate Commitment (whether pursuant to Section 2.5.5, Section 2.5.14 or by any other means) and the making of any repayment of the Advances required (whether pursuant to Section 2.5.6 or otherwise) as a result of such reduction or cancellation, the sum of the Aggregate Commitment and the outstanding principal amount of the IT Notes equals less than $90,000,000, the Banks shall pursuant to documentation satisfactory in form and substance to the Banks and the Collateral Agent agree to a reduction in the principal amount of the bonds pledged pursuant to Section 6.1.11(a) so that, after giving effect to such agreed reduction and any contemporaneous reduction or cancellation of the Aggregate Commitment, payment of the Lessees' obligations under the Lease Agreement with respect to Stipulated Loss Value, repayment of the Advances and/or repayment of any of the IT Notes, (i) the CL&P bond held by the Collateral Agent for the ratable benefit of the Secured Parties shall be for such principal amount and bear interest in such amounts and payable at such times as shall be sufficient to pay 100% of CL&P's obligations to pay Stipulated Loss Value under the Lease Agreement plus the Daily Lease Charges accruing with respect thereto, and (ii) the WMECO bond held by the Collateral Agent for the ratable benefit of the Secured Parties shall be for such principal amount and bear interest in such amounts and payable at such times as shall be sufficient to pay 100% of WMECO's obligations to pay Stipulated Loss Value under the Lease Agreement plus the Daily Lease Charges accruing with respect thereto.

               (c) The Trustee shall also reimburse the Bank Agent and the Collateral Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Bank Agent or the Collateral Agent, which attorneys may be employees of the Bank Agent or special counsel engaged in connection with the issuance, pledge or release of pledge of the bonds referred to in this Section 6.1.11) paid or incurred by the Bank Agent or the Collateral Agent in connection with the issuance, pledge or release of the bonds referred to in this Section 6.1.11."

          (h) Section 7.2 of the Existing Credit Agreement shall be amended by adding the word "or" at the end of Section 7.2.12 thereof and deleting therefrom all of the language which appears after the end of Section 7.2.12 and substituting in lieu thereof the following new
     Section 7.2.13 and the language set forth below:

               "7.2.13. Default by the Trustee in the observance or performance of any provision of Section 6.1.11 and the continuance of the same unremedied after written notice thereof shall have been given to the Trustee by the Bank Agent or any one Bank;

          then, and in any such event, the Bank Agent may, and shall if so instructed by the Required Banks (or by any one Bank if an Event of Default described in Section 7.2.13 occurs), by notice of default given to the Trustee (a copy of which shall be sent to the Lessees and, if any CP Notes are outstanding, also to the Dealer), at the same or different times, take one or more of the following steps (1) terminate forthwith the Commitments, and/or
          (2) declare the unpaid principal amount of the Bank Notes outstanding hereunder to be forthwith due and payable, whereupon such principal amount, together with accrued interest thereon, and all commitment and other fees and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Bank Note to the contrary notwithstanding."

          (i) Schedule "I" attached to the Existing Credit Agreement shall be amended by deleting it in its entirety and substituting in lieu thereof the Schedule "I" attached hereto.

      4. REPRESENTATIONS AND WARRANTIES. The Trustee hereby (i) confirms, reaffirms and restates as of the Waiver Effective Date (as defined in Section 5 of this Third Amendment) the representations and warranties set forth in Article V of the Existing Credit Agreement provided that such representations and warranties shall be and are hereby amended as follows: each reference therein to "this Credit Agreement" shall be deemed to be a collective reference to the Existing Credit Agreement, this Third Amendment and the Existing Credit Agreement as modified by the waiver set forth in
Section 2 of this Third Amendment, and (ii) confirms, reaffirms and restates as of the Amendment Effective Date (as defined in Section 6 of this Third Amendment) the representations and warranties set forth in
Article V of the Existing Credit Agreement provided that such representations and warranties shall be and are hereby amended as follows: each reference therein to "this Credit Agreement" shall be deemed to be a collective reference to the Existing Credit Agreement, this Third Amendment and the Existing Credit Agreement as amended by this Third Amendment.

      5. WAIVER CONDITIONS PRECEDENT. This Third Amendment and the waiver set forth in Section 2 hereof shall become effective on the date (the "Waiver Effective Date") on or before February 19, 1998 on which all of the following conditions precedent shall have been satisfied:

          (a) This Third Amendment shall have been duly executed and delivered by the Bank Agent and the Trustee on one or more counterparts and all the Banks shall have signed a counterpart or counterparts hereof and notified the Bank Agent by telex or telecopy that such action has been taken and that such executed counterpart or counterparts will be mailed or otherwise delivered to the Bank Agent.

          (b) (i) The representations and warranties of the Trustee contained in Article V of the Existing Credit Agreement, in the Depositary Agreement, and in the Trust Agreement shall be true and correct in all material respects on and as of the Waiver Effective Date with the same effect as if made on and as of the Waiver Effective Date, (ii) no Event of Default, Unmatured Event of Default or Event of Termination shall be in existence on the Waiver Effective Date or shall occur as a result of the execution and delivery of this Third Amendment, and (iii) each of the Basic Agreements shall be in full force and effect without amendment or modification, except as approved in writing by the Bank Agent and the Required Banks.

          (c) The representations and warranties of the Lessees contained in Sections 2 and 35 of the Lease Agreement shall be true and correct in all material respects on and as of the Waiver Effective Date with the same effect as if made on and as of the Waiver Effective Date.

          (d) The Trustee and the Bank Agent shall have received a Confirmation of Lessees' Consent and Agreement in substantially the form of Exhibit "B-1" hereto, appropriately completed and signed by a Vice President, Treasurer or Assistant Treasurer of each Lessee.

          (e) The Lessees shall have paid to the Bank Agent for pro rata distribution to the Banks based on their respective Commitments after giving effect to the amendments to the Existing Credit Agreement provided for in Section 3 of this Third Amendment a fee equal to 3/8% of the Aggregate Commitments of the Banks after giving effect to the amendments to the Existing Credit Agreement provided for in Section 3 of this Third Amendment.

          (f) The Lessees shall have paid to First Chicago Capital Markets, Inc. for its own account the arrangement fee provided for in the letter agreement among the Lessees, the Bank Agent and First Chicago Capital Markets, Inc. with respect to the extension of the Maturity Date.

          (g) The Bank Agent shall have received with sufficient copies for each of the Banks all of the following documents:

               (i) A certificate of incumbency dated the Waiver Effective Date and signed by an authorized employee of Bankers Trust Company which shall certify the names of the employees of Bankers Trust Company authorized to execute any document hereunder on behalf of the Trustee, together with specimen signatures of each such employee, and the Bank Agent and each Bank may conclusively rely on such certificate until it shall receive a further certificate of an authorized employee of Bankers Trust Company cancelling or amending the prior certificate and submitting the signatures of the employees named in such further certificate.

               (ii) A copy of the consent or waiver given pursuant to the Credit Agreement dated as of November 21, 1996, as amended, among Northeast Utilities, the Lessees, the Banks and Co-Agents party thereto, and Citibank, N.A., as administrative agent, pursuant to which the Lessees are permitted to reduce the Aggregate Commitment to $100,000,000.

               (iii) Copies of the articles or certificate of incorporation of each Lessee, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation within ten days of the Waiver Effective Date.

               (iv) Copies, certified as of the Waiver Effective Date by the Secretary or an Assistant Secretary of each Lessee, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the Lessees' execution of all the agreements and other documents to be executed by the Lessees pursuant to this Third Amendment.

               (v) An incumbency certificate, dated the Waiver Effective Date and executed by the Secretary or an Assistant Secretary of each Lessee, which shall identify by name and title and bear the signatures of the officers of the respective Lessees authorized to sign the agreements and other documents to be executed by the Lessees pursuant to this Third Amendment, upon which certificate the Bank Agent, the Collateral Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Lessees.

      6. AMENDMENT CONDITIONS PRECEDENT. The amendments to the Existing Credit Agreement set forth in Section 3 of this Third Amendment shall become effective on the date (the "Amendment Effective Date") on or before March 6, 1998 on which all of the following conditions precedent shall have been satisfied:

          (a)  The Waiver Effective Date shall have occurred.

          (b) A Ratable Note payable to the order of each Bank shall have been duly executed and delivered by the Trustee to the Bank Agent.

          (c) The Majority Lenders (as defined in the Security Agreement) shall have executed and delivered to the Collateral Agent a letter agreement in substantially the form attached hereto as Exhibit "A", and the Lessor and the Lessees shall have executed and delivered to the Collateral Agent the waiver letter attached to such letter agreement as Annex "I".

          (d) (i) The representations and warranties of the Trustee contained in Article V of the Existing Credit Agreement, in the Depositary Agreement, and in the Trust Agreement shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date, (ii) no Event of Default, Unmatured Event of Default or Event of Termination shall be in existence on the Amendment Effective Date or shall occur as a result of the execution and delivery of this Third Amendment, and (iii) each of the Basic Agreements shall be in full force and effect without amendment or modification, except as approved in writing by the Bank Agent and the Required Banks.

          (e) The representations and warranties of the Lessees contained in Sections 2 and 35 of the Lease Agreement shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date.

          (f) The Trustee and the Bank Agent shall have received a Confirmation of Lessees' Consent and Agreement in substantially the form of Exhibit "B-2" hereto, dated the Amendment Effective Date and otherwise appropriately completed and signed by a Vice President, Treasurer or Assistant Treasurer of each Lessee.

          (g) The Trustee and the Bank Agent shall have received a certificate of the Lessees in substantially the form of Exhibit "C" hereto, dated the Amendment Effective Date and otherwise appropriately completed and signed by a Vice President, Treasurer or Assistant Treasurer of each Lessee.

          (h) The Bank Agent shall have received with sufficient copies for each of the Banks all of the following documents:

               (i) Copies, certified as of the Amendment Effective Date, of each authorization, license, permit, consent, order or approval of, or registration, declaration or filing with, any governmental authority (including without limitation, the Commonwealth of Massachusetts, the State of Connecticut, any applicable agency of either thereof and the Securities and Exchange Commission) obtained or made or required to be obtained or made in connection with the transactions contemplated by this Third Amendment.

               (ii) A certificate dated the Amendment Effective Date of the Secretary or an Assistant Secretary of each Lessee confirming that the board resolutions referred to in the certificate delivered pursuant to Section 5(g)(iv) of this Third Amendment remain in full force and effect.

               (iii) An opinion of Messrs. Cahill Gordon & Reindel, counsel for the Trustee, dated the Amendment Effective Date and in form and substance satisfactory to all of the Banks.

               (iv) An opinion of Messrs. Day, Berry and Howard, counsel for the Lessees, dated the Amendment Effective Date and in form and substance satisfactory to all of the Banks.

               (v) An opinion of Messrs. Day, Berry and Howard, or other counsel for the Trustor satisfactory to the Banks, dated the Amendment Effective Date and in form and substance satisfactory to all of the Banks.

      7. AMENDMENT TO FORM U-7D. The Trustee hereby agrees that (i) within 30 days after the Amendment Effective Date the Trustee and the Lessees shall file an amendment (acceptable in form and substance to the Bank Agent and its counsel) to the Form U-7D previously filed with the Securities and Exchange Commission in connection with the Lease Agreement and the Existing Credit Agreement reflecting the extension of the Maturity Date and the other amendments to the Existing Credit Agreement provided for herein, and (ii) any failure to file such amendment in accordance with clause (i) of this Section 7 shall constitute an immediate Event of Default under the Existing Credit Agreement as amended by this Third Amendment.

      8. EFFECT ON THE EXISTING CREDIT AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Credit Agreement and the Bank Notes (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Third Amendment, all references in the Existing Credit Agreement (including references in the Existing Credit Agreement as amended by this Third Amendment) to "this Credit Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Existing Credit Agreement as amended by this Third Amendment.

      9. EXPENSES. The Trustee shall reimburse the Bank Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Bank Agent, which attorneys may be employees of the Bank Agent) paid or incurred by the Bank Agent in connection with the preparation, review, execution and delivery of this Third Amendment.

     10. ENTIRE AGREEMENT. This Third Amendment, the Existing Credit Agreement as amended by this Third Amendment, and the Bank Notes embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     11. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     12. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Third Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

                         BANKERS TRUST COMPANY,
                         not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it and the Trustor and the Beneficiaries named therein

                         By:

                         Title:


                         THE FIRST NATIONAL BANK OF CHICAGO,
                           individually and as Bank Agent

                         By:

                         Title:


                         THE BANK OF NOVA SCOTIA

                         By:

                         Title:


                         THE BANK OF NEW YORK

                         By:

                         Title:


                         BANKBOSTON, N.A.

                         By:

                         Title:


                         BANK OF MONTREAL

                         By:

                         Title:


                         CIBC, INC.

                         By:

                         Title:


                         THE TORONTO-DOMINION BANK

                         By:

                         Title:


                         UNION BANK OF CALIFORNIA, N.A.

                         By:

                         Title:


                         BARCLAYS BANK PLC

                         By:

                         Title:


                         MELLON BANK, N.A.

                         By:

                         Title:


                         FLEET BANK, N.A.

                         By:

                         Title:


                         SWISS BANK CORPORATION

                         By:

                         Title:

                         By:

                         Title:

Draft of 2/18-3/98

                                             SCHEDULE "I"
                                                  TO
                                             CREDIT AGREEMENT

                            COMMITMENTS

          BANK                                  COMMITMENT

The First National Bank of Chicago             $  15,428,571.43

The Bank of Nova Scotia                        $  12,571,428.57

BankBoston, N.A.                               $  10,857,142.86

The Bank of New York                           $  10,857,142.86

Bank of Montreal                              $    8,571,428.57

CIBC, Inc.                                    $    8,571,428.57

The Toronto-Dominion Bank                     $    8,571,428.57

Union Bank of California, N.A.                $    6,285,714.29

Barclays Bank PLC                             $    4,571,428.57

Mellon Bank, N.A.                             $    4,571,428.57

Fleet Bank, N.A.                              $    4,571,428.57

Swiss Bank Corporation                        $    4,571,428.57

                                      TOTAL   $  100,000,000.00

Draft of 2/18-3/98

Draft of 2/18-3/98

                           EXHIBIT "B-1"
                   to Third Amendment and Waiver

                          CONFIRMATION OF
                  LESSEES' CONSENT AND AGREEMENT


     Confirmation of Lessees' Consent and Agreement dated as of February 19, 1998 executed and delivered by The Connecticut Light and Power Company, a Connecticut corporation, and Western Massachusetts Electric Company, a Massachusetts business trust, (collectively, the "Lessees") to The First National Bank of Chicago, as Collateral Agent.

                       W I T N E S S E T H:

     WHEREAS, the Lessees executed and delivered an Amended and Restated Lessees' Consent and Agreement dated as of February 11, 1992 (as amended, supplemented or otherwise modified through the date hereof, the "1992 Lessees' Consent") to The First National Bank of Chicago, as Collateral Agent;

     WHEREAS, the Banks party to the Credit Agreement referred to in the 1992 Lessees' Consent are simultaneously with the execution of this Confirmation of Lessees' Consent and Agreement granting a waiver under such Credit Agreement pursuant to a Third Amendment and Waiver dated as of February 19, 1998 (the "Third Amendment") among the parties to such Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Lessees hereby agree as follows:

     1. Unless the context otherwise requires, all terms used herein which are defined in the 1992 Lessees' Consent or the Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated by an Amendment to and Restatement of Security Agreement and Assignment of Contracts dated as of February 11, 1992, referred to in the 1992 Lessees" Consent shall have the meanings assigned to them therein.

     2. Effective as of the Waiver Effective Date (as defined in the Third Amendment) and in order to induce the Bank Agent and the Banks to enter into the Third Amendment, each of the Lessees hereby (i) acknowledges notice of and consents to all of the terms and provisions of the Third Amendment (a copy of which Third Amendment has been received by the Lessees) and the Credit Agreement as modified or supplemented pursuant to the waiver set forth in Section 2 of the Third Amendment, (ii) ratifies and confirms all of the terms and conditions of the 1992 Lessees' Consent and the Lease Agreement, (iii) confirms to and agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, that in accordance with the terms of the Security Agreement and the Lease Agreement, all representations, warranties, indemnities and agreements of the Lessees contained in the Lease Agreement and the Assignments shall continue to inure to the benefit of, and shall be enforceable by, the Collateral Agent, for the ratable benefit of the Secured Parties, to the same extent as if the Collateral Agent and the Secured Parties were originally parties to or named in the Lease Agreement as the "Lessor" or in the Assignments as the "Assignee", and (iv) confirms to the Collateral Agent, for the ratable benefit of the Secured Parties, that none of the terms of the Third Amendment or any other agreement or document executed in connection therewith or contemplated therein shall release, discharge, or otherwise limit or affect in any manner any of its obligations under the 1992 Lessees' Consent or the Lease Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Confirmation of Lessees' Consent and Agreement as of the date first set forth above.

                    THE CONNECTICUT LIGHT AND POWER COMPANY

                    By:

                    Title:


                    WESTERN MASSACHUSETTS ELECTRIC COMPANY

                    By:

                    Title:


ACCEPTED AND AGREED TO:

THE FIRST NATIONAL BANK OF CHICAGO,
 as Collateral Agent

By:

Title:

Draft of 2/18-3/98

                           EXHIBIT "B-2"
                   to Third Amendment and Waiver

                          CONFIRMATION OF
                  LESSEES' CONSENT AND AGREEMENT


     Confirmation of Lessees' Consent and Agreement dated as of ________, 1998 executed and delivered by The Connecticut Light and Power Company, a Connecticut corporation, and Western Massachusetts Electric Company, a Massachusetts business trust, (collectively, the "Lessees") to The First National Bank of Chicago, as Collateral Agent.

                       W I T N E S S E T H:

     WHEREAS, the Lessees executed and delivered an Amended and Restated Lessees' Consent and Agreement dated as of February 11, 1992 (as amended, supplemented or otherwise modified through the date hereof, the "1992 Lessees' Consent") to The First National Bank of Chicago, as Collateral Agent;

     WHEREAS, simultaneously with the execution of this Confirmation of Lessees' Consent and Agreement the amendments to the Credit Agreement referred to in the 1992 Lessees' Consent which are provided for in a Third Amendment and Waiver dated as of February 19, 1998 (the "Third Amendment") among the parties to such Credit Agreement are to become effective in accordance with the terms of the Third Amendment;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Lessees hereby agree as follows:

     1. Unless the context otherwise requires, all terms used herein which are defined in the 1992 Lessees' Consent or the Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated by an Amendment to and Restatement of Security Agreement and Assignment of Contracts dated as of February 11, 1992, referred to in the 1992 Lessees" Consent shall have the meanings assigned to them therein.

     2. Effective as of the Amendment Effective Date (as defined in the Third Amendment) and in order to induce the Bank Agent and the Banks to effect the amendments to the Credit Agreement provided for in the Third Amendment, each of the Lessees hereby (i) acknowledges notice of and consents to all of the terms and provisions of the Third Amendment (a copy of which Third Amendment has been received by the Lessees) and the Credit Agreement as amended pursuant to Section 3 of the Third Amendment, (ii) ratifies and confirms all of the terms and conditions of the 1992 Lessees' Consent and the Lease Agreement, (iii) confirms to and agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, that in accordance with the terms of the Security Agreement and the Lease Agreement, all representations, warranties, indemnities and agreements of the Lessees contained in the Lease Agreement and the Assignments shall continue to inure to the benefit of, and shall be enforceable by, the Collateral Agent, for the ratable benefit of the Secured Parties, to the same extent as if the Collateral Agent and the Secured Parties were originally parties to or named in the Lease Agreement as the "Lessor" or in the Assignments as the "Assignee", and (iv) confirms to the Collateral Agent, for the ratable benefit of the Secured Parties, that none of the terms of the Third Amendment or any other agreement or document executed in connection therewith or contemplated therein shall release, discharge, or otherwise limit or affect in any manner any of its obligations under the 1992 Lessees' Consent or the Lease Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Confirmation of Lessees' Consent and Agreement as of the date first set forth above.

                    THE CONNECTICUT LIGHT AND POWER COMPANY

                    By:

                    Title:


                    WESTERN MASSACHUSETTS ELECTRIC COMPANY

                    By:

                    Title:


ACCEPTED AND AGREED TO:

THE FIRST NATIONAL BANK OF CHICAGO,
 as Collateral Agent

By:

Title:

Draft of 2/18-3/98

                            EXHIBIT "C"
                   to Third Amendment and Waiver

                            CERTIFICATE

                                OF

              THE CONNECTICUT LIGHT AND POWER COMPANY

                                AND

              WESTERN MASSACHUSETTS ELECTRIC COMPANY


     This Certificate is being delivered to The First National Bank of Chicago, as Bank Agent under the Credit Agreement referred to herein (in such capacity, the "Bank Agent"), and the other financial institutions party to such Credit Agreement (the "Banks") by The Connecticut Light and Power Company and Western Massachusetts Electric Company (each of which is referred to herein individually as a "Company" and collectively as the "Companies"), pursuant to the Credit Agreement dated as of February 11, 1992 (as amended pursuant to a First Amendment dated as of April 30, 1993, the Second Amendment dated as of may 12, 1995 and the Third Amendment and Waiver referred to below, the "Credit Agreement") among the Bank Agent, the Banks and Bankers Trust Company, not in its individual capacity but solely as trustee (in such capacity, the "Trustee") of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it and the Trustor and Beneficiaries named therein. Terms defined in the Credit Agreement are used herein with the same meanings ascribed to them therein, unless otherwise defined herein.

     In order to induce the Bank Agent and the Banks to enter into that certain Third Amendment and Waiver dated as of February 19, 1998 among the Trustee, the Banks and the Bank Agent (the "Third Amendment") which amends the Credit Agreement, each Company DOES HEREBY CERTIFY, severally and for itself alone, that:

      1. The execution, delivery and performance, or the acceptance, as the case may be, by the Trustee, of the Credit Agreement, the Third Amendment, the Basic Agreements, the Nuclear Fuel Contracts, the Bank Notes and the CP Notes do not and will not violate any provision of any law or regulation or of any writ or decree of any court or governmental instrumentality applicable to the Company or the Trustee, and no consent, license, approval, order or authorization of, or filing, registration or declaration with, any governmental authority, bureau or agency or any court or other Person is or was required in connection with the execution, delivery, performance, acceptance, validity or enforceability of any of the above-mentioned documents and instruments or the IT Notes (provided that no representation is given with respect to the Nuclear Fuel Contracts insofar as the respective Contractors are concerned), except for (i) a general license to own Nuclear Fuel from the Nuclear Regulatory Commission (currently granted under 10 C.F.R. Sections 40.21 and 70.20); (ii) a license to possess and use special nuclear material granted by the Nuclear Regulatory Commission; (iii) orders of the Securities and Exchange Commission ("SEC") under Sections 7 and 10 of the Public Utility Holding Company Act of 1935; (iv) the approval of the Connecticut Department of Public Utility Control under Section 16-43 of the Connecticut General Statutes; (v) the approval of the Massachusetts Department of Public Utilities; and (vi) a certificate on Form U-7D filed by the Trustee with the SEC pursuant to the SEC's Rule 7(d), all of which licenses, orders and approvals have been duly obtained and, are final and are in full force and effect, and (except as disclosed in the opinion of Day, Berry and Howard delivered in connection with the Third Amendment) all periods of appeal relating thereto have expired, and none of such licenses, orders and approvals is the subject of any pending or, to the best of our knowledge, any threatened attack by direct proceedings or otherwise with respect to which there is a reasonable possibility of a decision which would have a material adverse effect on (A) the financial condition of the Trustee or the Company, (B) the ability of the Trustee or the Company to carry on its business, (C) the ability of the Trustee to perform its obligations under the Credit Agreement, the Third Amendment, the Basic Agreements, the Nuclear Fuel Contracts, the Bank Notes, the CP Notes or the IT Notes, or
(D) the ability of the Company to perform its obligations under the Basic Agreements to which it is a party; provided that no representation is given with respect to Federal, New York or Massachusetts banking or trust laws or regulations or the securities or blue sky laws or regulations of any State.

      2. The Trustee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Trustee is not a "public-utility company" or a "holding company", or an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Security Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the creation of the security interest in the Collateral in favor of the holders of the CP Notes under the Security Agreement did not require an indenture to be qualified under said Act.

      3. The representations and warranties of the Company contained in Sections 2 and 35 of the Lease Agreement are true and correct in all material respects on and as of the date hereof.

      4. Each of the Basic Agreements is in full force and effect without amendment or modification, except as approved in writing by the Bank Agent and the Required Banks.

      5. No Event of Default or Unmatured Event of Default has occurred under the Credit Agreement, and no Event of Termination has occurred under the Lease Agreement.

      6. The Security Agreement is effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable first Lien on and security interest in all of the Collateral, and a legal, valid and enforceable purchase money security interest in all Nuclear Fuel Contracts and Inventory, and all filings, recordings and other action that are necessary in order to establish, preserve and perfect the Collateral Agent's Lien on and security interest in the Collateral as a legal, valid and enforceable first Lien and security interest, or purchase money security interest, as the case may be, have been duly effected, except that the foregoing representation shall not be deemed to be violated as a result of (i) the existence or priority of any Lien permitted by Section 17 of the Lease Agreement or (ii) the failure to file financing statements under the Uniform Commercial Code of the State of Tennessee prior to the time Lessees are obligated to pay the indebtedness tax with respect thereto pursuant to Section 36(c)(ii) of the Lease Agreement.

     IN WITNESS WHEREOF, each of the Companies has signed this Certificate, this ___ day of February, 1998.

                    THE CONNECTICUT LIGHT AND POWER COMPANY

                    By:

                    Title:


                    WESTERN MASSACHUSETTS ELECTRIC COMPANY

                    By:

                    Title:

Draft of 2/18-2/98

                            EXHIBIT "A"
                   to Third Amendment and Waiver


                                        February __, 1998


The Lenders Listed on the Schedule
of Addressees Attached Hereto

     Re: CONSENT TO WAIVER

Ladies and Gentlemen:

     We refer to that certain Security Agreement and Assignment of Contracts dated as of January 4, 1982, as theretofore amended and as amended and restated by the Amendment to and Restatement of Security Agreement and Assignment of Contracts dated as of February 11, 1992 (as so amended and amended and restated, the "Security Agreement"), made by Bankers Trust Company, not in its individual capacity but solely as Trustee of the Niantic Bay Fuel Trust (in such capacity, the "Trustee") under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to The New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor (the "Trustor"), and The Connecticut Light and Power Company and Western Massachusetts Electric Company, as Beneficiaries, to The First National Bank of Chicago, as pledgee and collateral agent (in such capacity, the "Collateral Agent") for the ratable benefit of the secured parties referred to therein. Unless the context otherwise requires, all terms used herein which are defined in the Security Agreement shall have the meanings assigned to them therein.

     The Lessees have requested that the Trustee grant certain waivers under Section 23 of the Lease Agreement by executing and delivering a waiver letter in substantially the form attached hereto as Annex "I". Pursuant to Section 36(a) of the Lease Agreement the Trustee may not grant a waiver under the Lease Agreement without the prior written consent of the Collateral Agent.

     Accordingly, this is to request that by signing and returning to the Collateral Agent a copy of this letter agreement you instruct the Collateral Agent pursuant to Section 11(c) of the Security Agreement to consent to the Trustee's execution and delivery to the Lessees of a waiver letter in substantially the form attached hereto as Annex "I".

     This letter agreement and the instructions to the Collateral Agent set forth herein shall become effective as of the date hereof when the Collateral Agent shall have received counterparts of this letter signed by the Majority Lenders.

     This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this letter agreement.

     Please acknowledge your receipt of this letter agreement and your agreement with the terms and provisions contained herein by signing and returning a copy of this letter agreement to the Collateral Agent.

                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                as Collateral Agent

                              By:

                              Title:


AGREED AND INSTRUCTED:

THE FIRST NATIONAL BANK OF CHICAGO

By:

Title:


THE BANK OF NOVA SCOTIA

By:

Title:


THE BANK OF NEW YORK

By:

Title:


BANKBOSTON, N.A.

By:

Title:


BANK OF MONTREAL

By:

Title:


CIBC, INC.

By:

Title:


THE TORONTO-DOMINION BANK

By:

Title:


UNION BANK CALIFORNIA, N.A.

By:

Title:


BARCLAYS BANK PLC

By:

Title:


MELLON BANK, N.A.

By:

Title:


FLEET BANK, N.A.

By:

Title:


SWISS BANK CORPORATION

By:

Title:

By:

Title:


WHITING & CO.

By:

Title:


TRAL & CO.

By:

Title:


THE PRUDENTIAL INSURANCE COMPANY

By:

Title:


SEINE & CO.

By:

Title:


PRINCIPAL MUTUAL LIFE INSURANCE CO.

By:

Title:


AETNA LIFE INSURANCE

By:

Title:


PLAYPORT & CO.

By:

Title:


NEW YORK LIFE INSURANCE CO.

By:

Title:


KANE & CO.

By:

Title:


BOSTON & CO.

By:

Title:


BOUYCHAIN & CO.

By:

Title:


BEING & CO.

By:

Title:

Draft of 2/18-2/98

                      SCHEDULE OF ADDRESSEES


THE FIRST NATIONAL BANK OF CHICAGO
THE BANK OF NOVA SCOTIA
THE BANK OF NEW YORK
BANKBOSTON, N.A.
BANK OF MONTREAL
CIBC, INC.
THE TORONTO-DOMINION BANK
UNION BANK OF CALIFORNIA, N.A.
BARCLAYS BANK PLC
MELLON BANK, N.A.
FLEET BANK, N.A.
SWISS BANK CORPORATION
WHITING & CO.
TRAL & CO.
THE PRUDENTIAL INSURANCE COMPANY
SEINE & CO.
PRINCIPAL MUTUAL LIFE INSURANCE CO.
AETNA LIFE INSURANCE
PLAYPORT & CO.
NEW YORK LIFE INSURANCE CO.
KANE & CO.
BOSTON & CO.
BOUYCHAIN & CO.
BEING & CO.

Draft of 2/18-2/98

                             ANNEX "I"
                       to Consent to Waiver


                                         __________, 1998


The Connecticut Light and Power Company
Western Massachusetts Electric Company
c/o Northeast Utilities Service Company
107 Selden Street
Berlin, Connecticut 06037
Attn: Assistant Treasurer

     Re: WAIVER LETTER

Ladies and Gentlemen:

     We refer to that certain Nuclear Fuel Lease Agreement dated as of January 4, 1982 as amended and restated by the Amendment to and Restatement of Nuclear Fuel Lease Agreement dated as of February 11, 1992 (as amended, supplemented or otherwise modified through the date hereof, the "Lease Agreement") between Bankers Trust Company, as Trustee of the Niantic Bay Fuel Trust, as lessor, and The Connecticut Light and Power Company and Western Massachusetts Electric Company, as Lessees. Unless the context otherwise requires, each term used herein which is defined in the Lease Agreement shall have the meaning assigned to it therein.

     As you know, the Units have experienced extended outages since various times in 1995 and 1996. Although the Lessees have informed the Lessor and the Collateral Agent that they believe all the Units have throughout this period continued to be in commercial operation and in possession of all necessary licenses, approvals and consents required for the operation of the Units, the Lessees have nonetheless requested that the Lessor waive its right during the Waiver Period (as defined below) under Section 23(a)(vii) or Section 23(a)(ix) of the Lease Agreement to terminate the Lease Agreement based on the occurrence of the events described in the immediately following paragraph of this waiver letter.

     Accordingly, this is to advise the Lessees that, subject to the terms and conditions hereof, the Lessor hereby waives its right during the Waiver Period to terminate the Lease Agreement under Section 23(a)(vii) or Section 23(a)(ix) of the Lease Agreement based solely on the following events having occurred on or prior to the date hereof:

          (i) the Units being taken out of service at various times during 1995 and 1996;

          (ii) the Nuclear Regulatory Commission's actions prior to the date hereof in placing the Units on its "watch list"; and

          (iii) the Nuclear Regulatory Commission ordering prior to the date hereof, the Lessees to take certain actions prior to allowing return of the Units to service, and the Lessees' failure to comply with said orders prior to the date hereof or during the Waiver Period, including, but not limited to, (a) resolution of various technical and design basis issues in order to ensure that the operation and maintenance of the Units is in accord with each Unit's license, Nuclear Regulatory Commission regulations and each Unit's updated Final Safety Analysis Report, (b) development of a comprehensive employee concerns program to handle safety and quality concerns raised by system employees at the Units, (c) refinement of licensed operator training programs, and (d) conduct of an independent Corrective Action Verification program for each Unit.

The waiver set forth herein applies only to the occurrence of the above-specified events and the Lessor does not waive, and hereby expressly retains, any and all rights it may have to terminate the Lease Agreement at any time
(x) under any section of the Lease Agreement other than Section 23(a)(vii) or
Section 23(a)(ix), or (y) under Section 23(a)(vii) or Section 23(a)(ix) of the Lease Agreement based on (1) events or occurrences having already occurred other than those specifically set forth in subparagraphs (i) through (iii) above, or (2) events or occurrences of any type (including, without limitation, those of a type similar to any of the events and occurrences set forth in subparagraphs (i) through (iii) above) occurring after the date hereof. The Waiver Period shall be and is hereby defined as the period commencing as of the date hereof and ending on July 31, 1998 at 5:00 p.m.
(CDT).

     All of the terms, conditions and covenants of the Lease Agreement, except as specifically waived herein, shall remain unaltered and in full force and effect and shall continue to be binding upon the Lessees.

     This waiver letter and the waiver set forth herein shall become effective as of the Amendment Effective Date (as defined in the Third Amendment and Waiver referred to in clause (iv) below) when (i) the Collateral Agent shall have received a copy of this waiver letter signed by the Lessor and both of the Lessees, (ii) the Collateral Agent shall have consented to this waiver letter by signing and delivering to the Lessor a copy hereof, (iii) the Lessor shall have received a copy of this waiver letter signed by both of the Lessees and consented to by the Collateral Agent, and (iv) the Amendment Effective Date (as defined therein) shall have occurred under that certain Third Amendment and Waiver dated as of February 19, 1998 entered into by the parties to the Credit Agreement which amends the Credit Agreement.

     Please acknowledge your acceptance of this waiver letter and of the terms and provisions contained herein by signing and returning a copy of this waiver letter to each of the Lessor and the Collateral Agent.

                          Very truly yours,

                          BANKERS TRUST COMPANY,
                          not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it and the Trustor and the Beneficiaries named therein

                          By:

                          Title:


ACCEPTED:

THE CONNECTICUT LIGHT AND POWER COMPANY

By:

Title:


WESTERN MASSACHUSETTS ELECTRIC COMPANY

By:

Title:


CONSENTED:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Collateral Agent

By:

Title: